Exhibit 10.2
AMENDMENT NO. 2 TO AMENDED AND RESTATED ADVISORY AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Advisory Agreement, dated as of May 18, 2023, by and among Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”), as amended by Amendment No. 1 thereto, dated as of August 24, 2023, by and among the Company, the Operating Partnership and the Adviser (as amended, the “Advisory Agreement”) is entered into as of December 5, 2023, by and among the Company, the Operating Partnership and the Adviser. Capitalized terms used but not specifically defined herein shall have the meanings ascribed to them in the Advisory Agreement.
WHEREAS, the Company, the Operating Partnership and the Adviser desire to enter into this Amendment to make certain modifications to the Advisory Agreement in connection with the authorization, classification and designation of five hundred million (500,000,000) shares of common stock of the Company as shares of Class F Common Stock, $0.01 par value per share, of the Company (each a “Class F Common Share” and collectively the “Class F Common Shares”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.Amendments to Advisory Agreement. The Advisory Agreement shall be amended as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):
(a)Section 1. Section 1 of the Advisory Agreement is hereby amended by:
(i)Adding the following definitions in appropriate alphabetical order:
“Class F Common Shares” shall have the meaning set forth in the Charter.
“Class F NAV per Share” shall have the meaning set forth in the Charter.
(ii)amending and restating the definition of “Common Shares” in its entirety to read as follows:
“Common Shares” shall mean the Class D Common Shares, Class E Common Shares, Class I Common Shares, Class S Common Shares, Class S-1 Common Shares, Class F Common Shares and such other shares of common stock issued by the Company from time to time.
(iii)amending and restating the definition of “NAV Per Share” in its entirety to read as follows:
“NAV Per Share” shall mean (i) with respect to the Class D Common Shares, the Class D NAV per Share, (ii) with respect to the Class I Common Shares, the Class I NAV per Share, (iii) with respect to the Class S Common Shares, the Class S NAV per Share, ~~and~~ (iv) with respect to the Class S-1 Common Shares, the Class S-1 NAV per Share, and (v) with respect to the Class F Common Shares, the Class F NAV per Share.

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(b)Section 3(o). Section 3(o) of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:
“(o) following the Valuation Commencement Date, determining valuations for the Company’s Investments and calculating, as of the last Business Day of each month, the Class D NAV per Share, Class E NAV per Share, Class I NAV per Share, Class S NAV per Share, ~~and~~ Class S-1 NAV per Share, and Class F NAV per Share, in accordance with the Valuation Guidelines, and in connection therewith, obtaining appraisals performed by an Independent Appraiser and other independent third party appraisal firms concerning the value of the Real Properties and obtaining market quotations or conducting fair valuation determinations concerning the value of Real Estate-Related Assets;”
(c)Sections 10(a)-(c). Sections 10(a)-(c) of the Advisory Agreement is hereby amended and restated in their entirety to read as follows:
“(a)    Subject to Section 10(d), the Company will pay the Adviser a management fee (the “Management Fee”) equal to 1.0% of NAV with respect to Class S Common Shares, Class S-1 Common Shares, Class D Common Shares and Class I Common Shares, per annum, calculated monthly in arrears based on the NAV as of the end of the month immediately preceding the date on which the Management Fee is calculated and payable quarterly in arrears. Notwithstanding the foregoing, the value of the Company’s investments in Affiliated Funds will be excluded from the calculation of NAV for purposes of calculating the Management Fee. The Company will not pay the Adviser a management fee with respect to Class E Common Shares or Class F Common Shares.
(b)    Subject to Section 10(d), the Company will pay the Adviser a performance fee (the “Performance Fee”) with respect to Class S Common Shares, Class S-1 Common Shares, Class D Common Shares and Class I Common Shares, which will be calculated as set forth in Appendix A and payable annually in arrears. The Company will pay the Adviser a performance fee (the “Class F Performance Fee”) with respect to Class F Common Shares, which will be calculated and payable as set forth in Appendix B. The value of the Company’s investments in Affiliated Funds will be excluded from the calculation of NAV for purposes of calculating the Performance Fee and the Class F Performance Fee. The Company will not pay the Adviser a performance fee with respect to Class E Common Shares.
(c)    The Management Fee, ~~and~~ the Performance Fee and the Class F Performance Fee may be paid, at the Adviser’s election, in either (1) cash, or (2) the cash equivalent in aggregate NAV amounts of Class E Common Shares (or any combination of the foregoing). If the Adviser elects to receive any portion of its Management Fee, ~~and~~ the Performance Fee or the Class F Performance Fee in Class E Common Shares, the Adviser may elect to have the Company repurchase such Shares from the Adviser at a later date. Class E Common Shares obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan, any lockup period applicable to the Adviser or any reduction or penalty for an early repurchase. At any time after the Company Commencement Date, the Adviser will have the option of exchanging Class E Common Shares for an equivalent aggregate NAV amount of Class S Common Shares, Class S-1 Common Shares, Class D Common Shares, Class F Common Shares or Class I Common Shares.”
2.Appendix B. The Advisory Agreement is further amended to add a new Appendix B thereto in the form attached hereto.

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3.No Other Amendments. Except as expressly set forth herein, the Advisory Agreement remains in full force and effect, as amended hereby.
4.Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. The parties may sign this Amendment in the original, by facsimile, by .PDF or by any other generally acceptable electronic means.
[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Advisory Amendment as of the date first written above.
        Invesco Commercial Real Estate Finance Trust, Inc.

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco Commercial Real Estate Finance Investments, LP

By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner

By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco Advisers, Inc.

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Vice President

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Appendix B
Class F Performance Fee Calculations

The Class F Performance Fee payable by the Company to the Adviser with respect to the Company’s Class F Common Shares shall be calculated as follows:
The Class F Performance Fee payable with respect to each calendar year will be an amount per Class F Common Share equal to 10% of the amount (if any) by which the Performance Fee Income allocable to such Class F Common Share for such calendar year exceeds the Class F Hurdle Return for such Class F Common Share for such calendar year. Notwithstanding the foregoing, no Class F Performance Fee will be payable with respect to any Class F Common Shares outstanding at the end of a calendar year (i) for any calendar year in which the Company’s aggregate Performance Fee Income with respect to all Class F Common Shares was less than the Class F Hurdle Return for such calendar year or (ii) for any calendar year in which the Company’s aggregate Performance Fee Income with respect to all Class F Common Shares for the rolling two-year period ending as of the last day of such calendar year was less than the Class F Hurdle Return for such rolling two-year period.
The Class F Performance Fee payable with respect to any Class F Common Share that is outstanding less than a full calendar year shall be calculated based on the Class F Performance Fee Income and Class F Hurdle Return for the period the Class F Common Share was outstanding.  For any Class F Common Share issued after the first day of the period, the Class F NAV Per Share of such Share shall be equal to the Transaction Price at which the Share was issued.  If Class F Common Shares are repurchased by the Company during a calendar period, the Class F Performance Fee shall be calculated with respect to such Shares as of the date of repurchase.
For purposes of the foregoing, the following definitions shall apply:
“Class F Hurdle Return” means, with respect to any period and each Class F Common Share, the Performance Fee Income that results in a 6% annualized return on the Class F NAV Per Share of the Class F Common Shares as of the beginning of such period (or, for any Class F Common Share issued after the first day of such period, the Class F NAV Per Share as of the date on which the Share was issued).
“Performance Fee Income” with respect to each Class F Common Share means the net income of the Company (determined in accordance with U.S. GAAP) allocable to such Class F Common Share adjusted as follows:
(i)    (A) prior to the Organization and Offering Expense Commencement Date, net income shall exclude Organization and Offering Expenses advanced by the Adviser during the relevant period and (B) prior to the Operating Expense Commencement Date, net income shall exclude Operating Expenses (including Borrowing Costs) advanced by the Adviser during the relevant period.
(ii)    after the Organization and Offering Expense Commencement Date and the Operating Expense Commencement Date, as applicable, the calculation of net income shall include: (A) Organization and Offering Expenses previously advanced by the Adviser that were repaid by the Company during the calendar year period (or partial period); (B) Operating Expenses (including Borrowing Costs) previously advanced by the Adviser that were repaid by the Company during the calendar year period (or partial period); (C) Organization and Offering Expenses incurred on or after the Organization and Offering Expense Commencement Date; and (D) Operating Expenses (including Borrowing Costs) incurred on or after the Operating Expense Commencement Date during the calendar year period (or partial period).

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Example Calculation:

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